UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6961	16-0442930
(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 854-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Compensatory Arrangements of Certain Officers; Election of Directors.

Gannett SpinCo, Inc. (“SpinCo”), a wholly-owned subsidiary of Gannett Co., Inc. (“Gannett”) entered into a letter agreement with Robert J. Dickey, which sets forth the terms of his compensation in connection with his appointment as President and Chief Executive Officer of SpinCo. In connection with the separation and distribution of SpinCo, SpinCo will retain its obligations under the letter agreement.  The letter agreement with Mr. Dickey is filed as Exhibit 10.15 to SpinCo’s registration statement on Form 10, dated as of June 8, 2015.

On June 8, 2015, Gannett (which as previously announced will be renamed TEGNA Inc. (“TEGNA”) in connection with the separation and distribution of SpinCo) announced that its board of directors has elected Henry McGee, formerly President of HBO Home Entertainment, to serve as a director of TEGNA. The board also appointed Mr. McGee to TEGNA’s Nominating and Public Responsibility Committee.  Mr. McGee’s election and appointment are effective immediately following the completion of the separation and distribution of SpinCo.

Item 5.04                   Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

In connection with the previously announced spinoff of SpinCo, more than 50% of the participants in Gannett’s 401(k) plans (collectively, the “Plan”) will be temporarily unable to make contributions to, transfer amounts from or obtain withdrawals from amounts invested in the Plan’s Gannett stock funds.  The blackout is necessary to enable the Plan administrator to update its records and accounting when shares of the publishing company are distributed to Gannett’s stockholders, including stockholders who hold Gannett common stock under the Plan.

On June 8, 2015, Gannett sent a notice (the “Blackout Notice”) to its directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, informing them that a blackout will be imposed.  The blackout is expected to begin after the market closes on June 25, 2015 and end by July 2, 2015.

Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR, issued by the U.S. Securities and Exchange Commission (“SEC”), generally impose restrictions on trading by executive officers and directors in the event that 50% or more of the issuer’s 401(k) plan participants are so restricted.  During the blackout, subject to certain limited exceptions, directors and executive officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Gannett common stock or derivative security with respect to Gannett common stock acquired in connection with their service or employment as a director or executive officer of Gannett.

On June 8, 2015, the Plan administrator delivered notice to Gannett of the trading restrictions relating to the Plan pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the Blackout Notice.

Item 7.01                   Regulation FD Disclosure.

On June 8, 2015, Gannett issued a press release announcing certain details of the distribution of SpinCo shares described in Item 8.01 below, a copy of which is furnished herewith as Exhibit 99.2. The press release is furnished under this Item 7.01 and shall not be deemed filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the press release shall not be incorporated by reference into any filing of Gannett regardless of general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 8.01                   Other Events.

On June 8, 2015, Gannett announced that its board of directors has set a record date of the close of business on June 22, 2015 (the “Record Date”) for the previously announced spinoff of SpinCo, a wholly owned subsidiary of Gannett. Gannett will distribute one common share of SpinCo for every two shares of Gannett common stock held by Gannett stockholders of record as of the Record Date. The distribution of SpinCo common shares is expected to occur at 12:01 a.m. on June 29, 2015, and is subject to the satisfaction or waiver of certain conditions.

Safe Harbor for Forward-Looking Statements

Any statements contained in this document and the exhibits attached hereto that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the potential distribution of Gannett’s publishing business to its shareholders and the expected financial results of the two companies after the separation. Any forward-looking statements contained herein are based on Gannett management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. Such risks include, but are not limited to: uncertainties as to the timing of the spin-off or whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or may be waived, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of Gannett or SpinCo and the availability and terms of financing. Economic, competitive, governmental, technological and other factors and risks that may affect Gannett’s operations or financial results are discussed in Gannett’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014, and in subsequent filings with the U.S. Securities and Exchange Commission. Gannett disclaims any obligation to update these forward-looking statements other than as required by law.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

99.1                        Form of Notice of Blackout Period to Directors and Executive Officers, dated June 8, 2015.

99.2                        Press Release of Gannett Co., Inc., dated as of June 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2015	GANNETT CO., INC.

	By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Form of Notice of Blackout Period to Directors and Executive Officers, dated June 8, 2015

99.2	Press Release of Gannett Co., Inc., dated as of June 8, 2015